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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-82105, 333-94863) of Resource Bancshares Mortgage Group, Inc. of our report dated February 7, 2000, except as to the second paragraph of Note 21, for which the date is June 30, 2000, which appears as Exhibit 99.1 in this Annual Report on Form 10-K for the year ended December 31, 2000.




PRICEWATERHOUSECOOPERS LLP
Columbia, South Carolina

March 29, 2001